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                              INVESTMENT AGREEMENT


                  INVESTMENT AGREEMENT (this "Agreement"), dated as of August 4, 2000, between A NOVO AMERICAS LLC, a Delaware limited liability company ("Buyer"), and CABLE LINK, INC., an Ohio corporation (the "Company").

                                R E C I T A L S :
                                - - - - - - - -

                  Buyer desires to purchase from the Company and the Company desires to issue and sell to Buyer 3,040,666 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), all upon the terms and subject to conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:


                  1. ISSUANCE AND SALE

                  1.1. ISSUANCE AND SALE. Buyer agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to Buyer on the Closing Date (as defined), the Shares for the aggregate consideration of $12 million (the "Purchase Price") payable by delivery of immediately available funds to an account designated by the Company. The Shares to be issued on the Closing Date will be subject to adjustment pursuant to Section 1.2. The number of shares of Common Stock that constitutes the Shares shall be equal to 51% of the total (the "Fully Diluted Shares") of (a) the number of shares of Common Stock outstanding immediately prior to the Closing, (b) the additional number of shares of Common Stock that would be outstanding if all options, warrants and other rights to acquire Common Stock outstanding immediately prior to the Closing were fully exercised immediately prior to the Closing, (c) the Shares, and (d) a number of shares equal to 5% of the Fully Diluted Shares, representing a reserve for additional options to be granted after the Closing to the Company's management from time to time (the "Management Reserve").

                  1.2. POST-CLOSING ADJUSTMENTS. Promptly following the Closing Date, Buyer shall cause Deloitte & Touche LLP or such other independent accounting firm chosen by Buyer (the "Auditor") to audit the Company's books to the extent necessary to determine the accuracy of the information set forth in
Section 3.2. Promptly following the completion of the audit, the Auditor shall deliver a written notice (the "Adjustment Notice") to the Company and Buyer setting forth the Auditor's determination of the number of shares of Common Stock equal to 51% of the Fully Diluted Shares (the "Audited Shares"). The determination by the Auditor of the Audited Shares shall be final and binding on the parties absent manifest error. If the Audited Shares are less than the Shares, Buyer shall return and deliver to the Company, within five business days of Buyer's receipt of the Adjustment Notice, the number of shares of Common Stock equal to the Shares minus the Audited Shares (rounded up or down to the nearest whole



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number of shares of Common Stock). If the Audited Shares are greater than the
Shares, the Company shall issue and deliver to Buyer, within five business days of the Company's receipt of the Adjustment Notice, the number of fully paid and non-assessable shares of Common Stock equal to the Audited Shares minus the Shares (rounded up or down to the nearest whole number of shares of Common Stock). The cost of the audit shall be borne by the Company. All shares of Common Stock delivered by the Company to Buyer pursuant to this Section 1.2 shall be deemed "Shares" for the purposes of this Agreement.


                  2. CLOSING AND CLOSING DELIVERIES.

                  2.1. CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798, at 10:00 a.m., New York time, on a date mutually designated by the Company and Buyer, which shall be promptly following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in
Section 6 and which is intended to take place concurrently with the execution and delivery of this Agreement (the day on which the Closing takes place being the "Closing Date").

                  2.2. CLOSING DELIVERIES. At the Closing, the Company shall issue and deliver to Buyer certificates representing the Shares, duly registered in Buyer's name, and Buyer shall deliver the Purchase Price in the manner set forth in Section 1.1. In addition, each of the parties shall deliver the opinions, certificates and other documents required to be delivered by it pursuant to Section 6.


                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to Buyer as follows:

                  3.1. ORGANIZATION AND QUALIFICATION. Except as disclosed on
Schedule 3.1, the Company and each Subsidiary (as defined) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would
(i) have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of it or the consummation of the transactions contemplated hereby or the ability of Buyer to operate the Company after the Closing Date, or (ii) interfere with or adversely affect the issuance or marketability of the Shares (each, a "Material Adverse Effect"). The Company and each Subsidiary has the power and authority to own, lease and operate the assets and properties it currently owns and to carry on its businesses as they are now being conducted. Schedule 3.1 sets forth a list of the Subsidiaries and the jurisdictions in which the Company and each Subsidiary is duly qualified, registered or licensed to do business. The Company has provided to Buyer complete and correct copies of the certificates of




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incorporation and by-laws (or equivalent constituent documents), as amended to date, of the Company and each Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means, as to the Company, a corporation, limited liability company, partnership, limited partnership, association, trust, unincorporated organization or other entity (together with individuals, "Person") of which shares or other rights or securities having voting power to elect a majority of the board of directors or other governing body are at the time owned, directly or indirectly, through one or more intermediaries, by the Company.

                  3.2. AUTHORIZED CAPITAL. (a) As of July 31, 2000, the capitalization of the Company consisted of the following: (i) 10,000,000 shares of Common Stock authorized, of which 1,708,936 shares were issued and outstanding, and 914,384 shares were reserved for future issuance pursuant to outstanding stock options and warrants, and (ii) 200,000 shares of preferred stock, no par value, of which no shares were issued and outstanding. Except upon the exercise of options and warrants described in this Section 3.2, no shares of Common Stock have been issued since July 31, 2000. The terms of the Company's outstanding warrants are as stated in the warrants and/or warrant agreements, copies of which have been delivered to Buyer on or prior to the date hereof. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights.

                  (b) The Company has delivered to Buyer copies of the Company's 1995 Stock Option Plan (the "Stock Option Plan"). Except as set forth in
Schedule 3.2, other than (i) outstanding options to purchase 385,680 shares under the Stock Option Plan, (ii) outstanding options to purchase 508,904 shares that are not covered by the Stock Option Plan, (iii) outstanding warrants to purchase 19,800 shares of Common Stock (the "Existing Warrants"), (iv) the rights hereunder to purchase the Shares, and (v) the provisions of the Shareholders Agreement (as defined below) to be entered into concurrently herewith, there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any Subsidiary of any of their securities, nor has the Company taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on Schedule 3.2, (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any Subsidiary, (y) there is no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries, and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 3.2, the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, calls, warrants,





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commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire shares of any of its capital stock. Schedule 3.2 lists the shareholders of record of the Company and, to the knowledge of the Company, the beneficial owners of the Common Stock and the number of shares of Common Stock held by each such shareholder as of April 29, 2000.

                  3.3. SUBSIDIARY CAPITAL STOCK. All of the outstanding capital stock of, or other ownership interests in, the Subsidiaries are owned by the Company free and clear of all liens, pledges, security interests, claims, voting restrictions and agreements, proxies or other encumbrances ("Liens"); and all such securities have been duly authorized, validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. There are not, and will not be as a result of the transactions contemplated hereby, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of any Subsidiary.

                  3.4. REGISTRATION AND LISTING OF COMMON STOCK. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed for quotation and traded on the Nasdaq OTC Bulletin Board ("Nasdaq"), and the Company has taken no action designed to terminate, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Securities and Exchange Commission (the "Commission") or Nasdaq is contemplating terminating such registration or listing.

                  3.5. EXECUTION, BINDING NATURE, ETC. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the corporate power and authority to issue, sell and deliver the Shares as provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other party hereto) is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  3.6. THE SHARES. The Shares have been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights.

                  3.7. NON-CONTRAVENTION. Except as disclosed on Schedule 3.7, none of the execution and delivery by the Company of this Agreement or the documents contemplated hereby, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby will contravene or violate the certificate of





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incorporation or by-laws (or equivalent constituent documents) of each of the
Company and the Subsidiaries or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, create a default under or result in the creation or imposition of any Liens upon any property of any of the Company or the Subsidiaries pursuant to (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which any of the Company or any Subsidiary is a party or by which any of their respective properties are bound, or to which any of them is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to the Company or any Subsidiary. No vote or consent of the Company's shareholders is required in order to consummate the transactions contemplated by this Agreement.

                  3.8. COMPLIANCE WITH LAWS; LICENSES. The business of the Company and each Subsidiary has been and is being conducted in compliance with all applicable laws, rules, ordinances, regulations, Licenses (as defined below), judgments, orders or decrees of any court or governmental or regulatory authority relating to the Company or any Subsidiary except where the failure to comply would not have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees, except where such violation would not have a Material Adverse Effect. The Company and each Subsidiary hold all permits, licenses, certificates, variances, exemptions, orders and approvals from any governmental or regulatory authorities (collectively, "Licenses") which are necessary to own, lease and operate the assets and properties they currently own, lease and operate and to conduct their respective businesses and operations in the manner heretofore conducted. Schedule 3.8 sets forth all Licenses held by the Company and each Subsidiary. No event has occurred with respect to any such License which would permit the revocation, termination or suspension thereof or would result in any impairment of the rights of the holder thereof. No written notice has been received and, to the best knowledge of the Company, no investigation or review is pending or threatened by any governmental or regulatory agency with regard to (i) any alleged violation by the Company or any Subsidiary of any law, rule, regulation, ordinance, License, judgment, order or decree or (ii) any alleged failure by the Company or any Subsidiary to have any License. For the purposes of this Agreement the "knowledge of the Company" means the actual knowledge of Bob Binsky, Brenda Castle or Gerald Blaskie.

                  3.9. FINANCIAL STATEMENTS. Schedule 3.9 contains (i) audited consolidated balance sheets for the Company for each of the fiscal years ended December 31, 1997, 1998 and 1999 and audited consolidated statements of income and cash flow for the Company for each of the fiscal years then ended, together, with all footnotes and a report of the independent auditor of the Company (collectively, the "Audited Statements"), and (ii) an unaudited consolidated balance sheet of the Company as of June 30, 2000 and unaudited consolidated statements of income and cash flow for the six-month period then ended (such unaudited statements referred to in clauses (i) and (ii) collectively, the "Interim Statements" and together with the Audited Statements, the "Financial Statements"). The Financial Statements are true and complete in all material respects and present fairly, on a consolidated basis, the financial position, results of operations and cash flows, the changes in stockholders' equity and other included information of the Company, as of the respective dates of such balance sheets and for each of the respective periods then ended, in





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conformity with Generally Accepted Accounting Principles ("GAAP"), applied on a consistent basis throughout the reported periods (subject, in the case of the Interim Statements, to (i) year-end adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of results for the periods covered thereby, and (ii) the absence of footnotes if applicable).

                  3.10. UNDISCLOSED LIABILITIES. Except as disclosed in the Financial Statements or on Schedule 3.10, neither the Company nor any Subsidiary has, as of the date hereof or as of the Closing Date, any undisclosed liabilities or obligations, including Contingent Liabilities (as defined below), excluding liabilities incurred in the ordinary course of business consistent with past practice. "Contingent Liabilities" means any debts, liabilities, obligations, claims, expenses, taxes, contracts, accounts payable, or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined, including, without limitation, any obligation or liability on account of or for
(i) any unpaid Taxes, (ii) liabilities for breach of contract whether or not now asserted, (iii) liabilities arising by reason of any existing state of facts which could be deemed to violate the rights of others, such as liabilities for patent infringement, violation of proprietary rights or creation of personal injury, (iv) liabilities for violation of any law or regulation applicable to the Company, any Subsidiary or their respective businesses, including laws relating to environmental matters, and (v) liabilities under guaranty or other hold harmless arrangements.

                  3.11. GOVERNMENTAL FILINGS AND CONSENTS. Except for (i) filings required pursuant to the United States securities laws, and (ii) filings that may be required by reason of foreign ownership of Buyer or particular to the business conducted by Buyer or any of its affiliates, no notices, reports or other filings are required to be made by the Company or any Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained from, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

                  3.12. LITIGATION, ETC. Except as set forth on Schedule 3.12, there is no action, suit or proceeding in which the Company has been served or of which the Company has otherwise received notice, or to the best knowledge of the Company, investigation, either at law or in equity, at or before any court, governmental or regulatory authority, of any kind now pending or, to the best knowledge of the Company, threatened, involving the Company, any Subsidiary or any of the respective properties or assets of the Company or any Subsidiary. None of the Company, any Subsidiary or any of their respective properties or assets is subject to any judicial, administrative or arbitral judgment, order, decree, injunction or restraint. None of the Company or any Subsidiary has agreed to, or is bound by, any extension or waiver of the statute of limitations relating to any pending or potential action, suit, claim, proceeding or investigation.

                  3.13. LABOR AND EMPLOYMENT MATTERS. (a) Except as set forth on
Schedule 3.13, none of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement; no collective bargaining agreement is currently being negotiated; and no attempt is currently being made or has been made during the past three years to organize any





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employees of the Company or any Subsidiary to form or enter into a labor union or similar organization. The relationship of the Company and each Subsidiary with its employees is good and there is, and during the past five years there has been, no labor strike, dispute, slowdown, work stoppage or other labor difficulty pending, threatened against or involving the Company or any Subsidiary.

                  (b) Schedule 3.13 sets forth a true and complete list of all employee benefit plans and all material bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, current employees and former employees of the Company and its Subsidiaries (collectively, the "Plans"). The Company has made available to Buyer, with respect to each written Plan, a copy of the plan document, summary plan description and the most recent annual report and Internal Revenue Service determination letter. Except as disclosed in Schedule 3.13, there are no other material employee benefit plans or other programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary has or may have any obligation or which are maintained or sponsored for the benefit of any current or former employee of the Company or any Subsidiary.

                  (c) The Company has performed and complied with all of its material obligations under or with respect to the Plans, and the Plans have operated in all material respects in accordance with their respective terms. All Plans have operated in all material respects in accordance with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations, and all reports required by any governmental authority with respect to a Plan have been timely filed. Each Plan which constitutes a welfare benefit plan within the meaning of section 3(1) of ERISA has complied and continues to comply with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. Other than the coverage referred to in the immediately preceding sentence, there are no benefits to be provided to current retirees under any of the Plans which constitutes a welfare benefit plan.

                  3.14. ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Company and each Subsidiary reflected in the Financial Statements or subsequently arising prior to the Closing Date (collectively, "Accounts") are valid and existing (to the extent not previously collected) and resulting from transactions in the ordinary course of business of the Company or such Subsidiary. To the best knowledge of the Company, the Accounts are collectible in the full amount thereof (net of any reserve reflected in the Interim Statements and any related insurance proceeds) within 90 days of the Closing Date.

                  3.15. INVENTORIES. All items of inventory reflected in the Financial Statements are correctly recorded in the Financial Statements in accordance with GAAP. Except as disclosed in Schedule 3.15, a balance sheet of the Company dated as of the date hereof prepared in




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accordance with GAAP consistently applied would not reflect any material write down or decrease in inventory from the balance sheet of the Company included in the Interim Statements.

                  3.16. CONDUCT OF THE BUSINESS. Since June 30, 2000, except for the execution and delivery of this Agreement and any changes in its properties or business attributable to the transactions contemplated by this Agreement, the Company and each Subsidiary has conducted its business only in the usual, regular and ordinary manner, consistent with past practice (other than efforts by the Company to raise capital).

                  3.17. ASSETS. Except as set forth in Schedule 3.17, the Company and each Subsidiary owns, leases or has the legal right to use all the material properties and assets used or intended to be used in the conduct of its business or otherwise owned, leased or used by it, and, with respect to contract rights, the Company and each Subsidiary is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used or intended to be used by it in or relating to the conduct of its business (collectively, the "Assets"). The Company and each Subsidiary owns, or, in the case of leased or subleased Assets, has valid and subsisting leasehold interests in, all its Assets, and, at the Closing, such owned Assets and such leasehold interests will be free and clear of all Liens (other than Liens disclosed in Schedule 3.17 or incurred in the ordinary course of business of the Company consistent with past practice which are not incurred in connection with borrowed money and which do not impair the ability of the Company to employ such assets in the conduct of its business).

                  3.18. PATENTS, COPYRIGHTS, SERVICE MARKS AND TRADEMARKS. None of the Company or any Subsidiary owns or licenses any patent, copyright, service mark, trademark or other intellectual property right, other than those described in Schedule 3.18. The Company and each Subsidiary owns or licenses all patents, copyrights, service marks, trademarks and other intellectual property rights that are necessary to the conduct of its business. All names under which the Company and each Subsidiary has conducted or currently conducts business are set forth on Schedule 3.18. Except as set forth in Schedule 3.18, no written claim has been made, and, to the knowledge of the Company, no basis for any such claim exists, that the Company or any Subsidiary has infringed on any patent, copyright, service mark, trademark or other intellectual property right of any other Person. Except as set forth in Schedule 3.18, no written claim has been made, and, to the knowledge of the Company, no basis for any such claim exists, that any Person has infringed on any patent, copyright, service mark, trademark or other intellectual property right of the Company or any Subsidiary. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the intellectual property rights of the Company or any Subsidiary.

                  3.19. INSURANCE. Schedule 3.19 contains a description of all material insurance coverages applicable to the assets and business of the Company and each Subsidiary. All such coverages are in full force and effect, and no notice of termination or non-renewal of any such coverages has been received. The Company and each Subsidiary maintain insurance coverages in sufficient amounts and against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located. All claims for indemnity or loss under such coverages have been timely submitted.



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                  3.20. TAXES. With respect to Tax Returns the due date for the filing of which occurred prior to the date hereof (or which will occur on or prior to the Closing Date), the Company and each Subsidiary (the "Taxpayers") have filed or caused to be filed (or will file or cause to be filed) on a timely basis all Tax Returns that are or were required to be filed by or with respect to either of them, either separately or as a member of a group of corporations, pursuant to the laws, regulations or administrative requirements of each Governmental Body with taxing power over them or their assets and all Taxes with respect to the periods covered by such Tax Returns as reflected in such Tax Returns have been or will be paid. The Company has delivered to Buyer copies of all such Tax Returns for the past five years that have been filed. The Taxpayers have paid or caused to be made provision for the payment of, all Taxes that have or may have become due pursuant to any assessment received by the Taxpayers. Except as set forth in Schedule 3.20, no United States federal and State Tax Returns or Tax obligations of the Taxpayers have been audited or investigated by the Internal Revenue Service or relevant state tax authorities. The charges, accruals and reserves with respect to Taxes on the respective books of the Taxpayers are adequate in accordance with GAAP and are at least equal to that Taxpayer's liability for Taxes. There exists no proposed tax assessments against the Taxpayers. All Taxes that the Taxpayers are or were required by law to withhold or collect have been duly withheld or collected and to the extent required, have been paid to the proper Governmental Body or other Person. There is no tax sharing agreement that will require any payment by the Taxpayers after the date of this Agreement. For the purpose of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, without limitation, income, excise, property, sales, use, transfer, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement. For the purpose of this Agreement, the term "Governmental Body" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder. For the purpose of this Agreement, the term "Tax Returns" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  3.21. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against the Company or Buyer for any brokerage or finder's fee, commission or similar compensation.

                  3.22. MATERIAL CONTRACTS. All material contracts, leases, subleases, licenses, sublicenses, agreements and commitments for the performance by the Company and each Subsidiary of its respective business are disclosed on
Schedule 3.22 (the "Material Contracts"). The Material Contracts are valid, legally binding and enforceable in accordance with their terms and are in full force and effect, and, except as disclosed on Schedule 3.22, there are (i) no existing defaults by the Company (or events that, with notice or lapse of time or both, would constitute a default by the Company) with respect to any such Material Contract, and (ii) to the





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knowledge of the Company, no existing defaults by any other party (or events that, with notice or lapse of time or both, would constitute a default by any other party) with respect to any such Material Contract. The Company has delivered to Buyer true and complete copies of all written Material Contracts.

                  3.23. RELATED TRANSACTIONS. Schedule 3.23 contains a list and brief description of all contracts and arrangements (other than employment arrangements but including debt arrangements) among the Company or any Subsidiary, on the one hand, and any officer or director of the Company or any Person who, to the best knowledge of the Company, is a holder of 5% or more of the Common Stock, or any Affiliate or Associate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such Person, on the other hand.

                  3.24. CUSTOMERS. Schedule 3.24 lists the names and addresses of the ten most significant customers (by revenue) of the Company (including the Subsidiaries that were actively conducting business as of June 30, 2000) for the 12 month period ended June 30, 2000 and the amount for which each such customer was invoiced during such period. Except as disclosed in Schedule 3.24, none of the Company or any such Subsidiary has received any notice or has any reason to believe that any significant customer of the Company or any such Subsidiary has ceased, or will cease, to use the products, equipment, goods or services of the Company or the Subsidiaries, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  3.25. SUPPLIERS. Schedule 3.25 sets forth the names and addresses of all the suppliers from which the Company and the Subsidiaries, taken together, ordered services, raw materials, supplies, merchandise and other goods with an aggregate purchase price of $100,000 or more during the twelve-month period ended June 30, 2000 and the amount for which each such supplier invoiced the Company and the Subsidiaries during such period. Except as disclosed in Schedule 3.25, none of the Company or any Subsidiaries has received any notice or has any reason to believe that any such supplier will not sell services, raw materials, supplies, merchandise and other goods to the Company and the Subsidiaries at any time, on terms and conditions substantially similar to those used in its current sales to the Company and the Subsidiaries, subject only to general and customary price increases.

                  3.26. KEY EMPLOYEES. Schedule 3.26 lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1999, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company and each Subsidiary whose annual compensation exceeded in 1999 (or, in 2000, is expected to exceed) $75,000.

                  3.27. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and each Subsidiary have conducted and continue to conduct their respective businesses in accordance with all United States and foreign federal, state, county, city, municipal, international and other laws, statutes, rules, regulations, orders, consent decrees, permits or licenses, relating to the prevention, remediation, reduction or control of pollution or to the protection of the environment, natural resources and/or human health and safety ("Environmental Laws"), except that the Company makes no representation as to the condition of any real property leased by the Company and/or any Subsidiary (the "Leased Property"). Neither the Company nor any Subsidiary has caused or permitted the introduction of Hazardous Materials (as hereinafter defined) to, or release of Hazardous Materials from the Leased Property, except in compliance with applicable Environmental Laws. No part of the Leased Property has ever been used by the Company and/or any Subsidiary to refine, produce, store, handle, transfer, process or transport Hazardous Materials, except in compliance with applicable Environmental Laws. "Hazardous Materials" shall mean any substance, material or waste which is regulated pursuant to any Environmental Law, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter existing or, to the best knowledge of the Company, pending or threatened, against or relating to the Company and relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  3.28. ACCOUNTING CONTROLS. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences therein.

                  3.29. SECURITIES ACT REGISTRATION. No registration under the Securities Act of the Shares is required for the sale of the Shares as contemplated hereby, assuming the accuracy of the representations contained in
Section 4.7.

                  3.30. SEC REPORTS. The Company has filed with the Commission all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Reports") required to be filed by the Company with the Commission since January 1, 1997. As of its date of filing, each such Company SEC Report complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations promulgated thereunder and none of such Company SEC Reports (including any and all financial statements included therein) contained when filed or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements, together with the related notes, included in the Company SEC Reports complied as to form in all material respects, as of its date of filing with the Commission, with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

                  3.31. SEPARATE SUBSIDIARIES. Each Subsidiary of the Company has observed all corporate formalities and taken all actions reasonably required, including the maintenance of bank accounts and books and records separate from the Company, to enable the Subsidiary to be treated for all purposes as a legal entity separate from the Company and not subject to treatment as an agent or alter ego of the Company.

                  3.32. NO MANUFACTURING. The Company is not engaged in the manufacturing business.

                  3.33. NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by the Company is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made by the Company herein not misleading in any material respect.

                  4. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer represents and warrants to the Company as follows:

                  4.1. ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.2. AUTHORITY. Buyer has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other party hereto) constitutes Buyer's legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  4.3. NON-CONTRAVENTION. None of the execution and delivery of this Agreement by Buyer, the performance of its obligations hereunder, or the consummation by Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, Buyer's organizational documents or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, create a default under or result in the creation or imposition of any Liens upon any property of Buyer pursuant to (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Buyer is a party or by which any of its properties are bound, or to which Buyer is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Buyer.

                  4.4. GOVERNMENTAL CONSENTS. Except for filings pursuant to United States securities laws, there are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Buyer, the performance of its obligations hereunder, or the consummation by Buyer of the transactions contemplated hereby.

                  4.5. LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or threatened against Buyer which question the validity of this Agreement or challenge any of the transactions contemplated hereby.

                  4.6. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Buyer in such manner as to give rise to any valid claim against the Company for any brokerage or finder's fee, commission or similar compensation.

                  4.7. INVESTMENT REPRESENTATIONS. Buyer (a) understands that the Shares have not been registered for sale under any federal or state securities laws and that such Shares are being offered and sold to Buyer pursuant to an exemption from registration provided under Section 4(2) of the Securities Act, (b) agrees that Buyer is acquiring such Securities for its own account for investment purposes and without a view to any distribution thereof,
(c) acknowledges that the representations and warranties set forth in this
Section 4.7 are given with the intention that the Company rely on them for purposes of claiming such exemption, and (d) understands that it must bear the economic risk of the investment in such Shares for an indefinite period of time as such Shares cannot be sold unless subsequently registered under such laws or unless an exemption from registration is available.

                  4.8. TRANSFER OF SHARES. Buyer understands that the Shares issued pursuant to this Agreement will not be sold or otherwise transferred for value unless (a) a registration statement with respect thereto has become effective under the Securities Act, (b) the sale or transfer is pursuant to Rule 144 under the Securities Act or any similar provision or (c) the sale or transfer is pursuant to another exemption from registration and, in the case of clause (iii), there is presented to the Company an opinion of counsel that such registration is not required, and Buyer consents that any transfer agent of the Company may be instructed not to transfer any such Shares unless it receives satisfactory evidence of compliance with the foregoing provisions. Buyer understands that the Shares will bear an appropriate legend regarding the transfer restrictions contained in this Section 4.8.

                  4.9. KNOWLEDGE OF THE COMPANY. Buyer (i) is aware of the Company's business and affairs and financial condition and has acquired sufficient information about the Company and the Subsidiaries to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement, (ii) has reviewed the recent SEC Filings, (iii) has discussed the Company and its plans, operations and financial condition with the Company's officers, (iv) has sufficient knowledge and experience in financial and business matters and the cable equipment repair business so as to be capable of evaluating the merits and risks of its investment in the Shares, and (v) is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares. Notwithstanding the foregoing, all representations and warranties made by the Company in this Agreement will be deemed to have been material and to have been relied upon by Buyer.

                  4.10. NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by Buyer is false or misleading as to any material fact stated herein, or omits to state a material fact required to make any of the statements made by Buyer herein not misleading in any material respect.

                  5. ADDITIONAL AGREEMENTS

                  5.1. CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, the Company shall and shall cause each of its Subsidiaries to (a) conduct its respective business only in the ordinary course and consistent with past practices, (b) not declare or pay any dividend or distribution on its capital stock, (c) not sell or otherwise dispose of any tangible assets (other than inventory in the ordinary course of business) of the Company or any Subsidiary, (d) not enter into any employment contract not terminable on 30-days notice without penalty or grant any raises other than those granted in the ordinary course of business consistent with past practice (other than a bonus of $400,000 to Bob Binsky), (e) not issue any additional shares of capital stock or other equity interests of the Company or any Subsidiary (other than shares of Common Stock pursuant to the exercise of options or warrants outstanding as of the date hereof) or any options, warrants or other rights to acquire capital stock or other equity interests of the Company or any Subsidiary, or securities convertible into shares of capital stock or other equity interests of the Company or any Subsidiary, (f) not modify or amend in any way any of the Company's options and warrants outstanding as of the date hereof except as contemplated by Section 5.8, and (g) not shorten or lengthen the customary payment cycles for any of its payables or receivables.

                  5.2. ACCESS TO INFORMATION; EMPLOYEES. (a) From the date hereof until the Closing, upon reasonable notice, the Company shall and shall cause its Subsidiaries and the Company's and the Subsidiaries' officers, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access, during normal business hours, to the offices, personnel, properties, books and records of the Company and the Subsidiaries and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company and the Subsidiaries as Buyer may from time to reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the business or operations of the Company or the Subsidiaries.

                  5.3. NOTICE OF DEVELOPMENTS. Prior to the Closing Date, the Company shall promptly notify Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could have the effect of making any representation or warranty of the Company in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, liabilities or obligations, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or any Subsidiary.

                  5.4. SHAREHOLDERS AGREEMENT. On the Closing Date, Buyer, the Company and Bob Binsky are entering into a Shareholders Agreement (the "Shareholders Agreement").

                  5.5. EMPLOYMENT AGREEMENT. On the Closing Date, the Company and Bob Binsky are entering into an Employment Agreement (the "Employment Agreement").

                  5.6. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS. (a) Each of the Company and Buyer shall use its best efforts to obtain (or cause the Company and the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully in promptly seeking to obtain all such authorizations, consents, orders and approvals. Buyer shall not be required to agree or consent to any divestiture of assets or restrictions in the conduct of the business or operation of the Company and the Subsidiaries as a condition to obtaining any such authorizations, consents, orders or approvals.

                  5.7. NO SOLICITATION OR NEGOTIATION. The Company agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Company, the Subsidiaries or any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, encourage or accept any proposal or offer from any Person (1) relating to any acquisition or purchase of all or any portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries, or
(2) enter into any business combination with the Company or any of its Subsidiaries, or (3) enter into any other extraordinary business transaction involving or otherwise relating to the Company or any of its Subsidiaries, or
(b) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                  5.8. DIRECTORS OF THE COMPANY. On the Closing Date, all of the directors of the Company other than Bob Binsky shall resign. All such resigning directors shall have one year following the Closing Date to exercise their vested and outstanding options (it being understood that the Company has amended the latest grant of 1,000 options to each director to provide that such options vest in full on the Closing Date). On the Closing Date, Bob Binsky, as the sole remaining director shall appoint Louis Brunel, Daniel Auzan, Pierre Brodeur, Andre Kudelski and Henri Triebel to the Company's board of directors.

                  5.9. DIRECTORS AND OFFICERS INSURANCE. For five years from and after the Closing Date, the Company shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date covering each director currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall the Company be required to pay aggregate premiums for insurance under this Section
5.9 which together with the premiums for directors' and officers' liability insurance covering an equal number of ongoing directors and officers (with coverages and policy limits not exceeding those in effect on the date hereof) would exceed 125% of the amount of the aggregate premiums paid by the Company in 1999 for such purpose; provided that the Company shall nevertheless be obligated to provide such coverage as may be obtained for such 125% amount.

                  5.10. BINSKY BONUS. Buyer acknowledges a cash bonus obligation of the Company to Bob Binsky in the aggregate amount of $400,000 to be paid immediately after the Closing.


                  6. CONDITIONS TO CLOSING

                  6.1. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which shall be true and correct) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date, and all the covenants contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects, and the Company shall have received a certificate of Buyer to such effect signed by a duly authorized officer of Buyer.

                  (b) No Order. No governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

                  (c) Resolutions; Incumbency. The Company shall have received a certificate of a Manager of Buyer certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors or similar governing body of Buyer evidencing Buyer's authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the names and signatures of the officers or managers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (d) Opinion of Counsel to Buyer. Buyer shall have caused to be delivered to the Company an opinion of counsel of Kronish Lieb Weiner & Hellman LLP in form satisfactory to the Company.

                  6.2. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified as to materiality, which shall be true and correct) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date, and all the covenants contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects, and Buyer shall have received a certificate of the Company to such effect signed by a duly authorized officer of the Company.

                  (b) No Order. No governmental or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such statute, rule, regulation, order, decree or injunction be pending) nor shall there be any proceeding initiated by any such governmental or regulatory authority, agency, commission or court, pending or threatened, seeking money damages; provided that the provisions of this Section 6.2(b) shall not apply if Buyer shall have directly or indirectly solicited or encouraged any such action.

                  (c) Resolutions; Incumbency of the Company. Buyer shall have received a certificate of the Secretary or Assistant Secretary of the Company certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (d) Opinion of Counsel to the Company. The Company shall have caused to be delivered to Buyer an opinion of counsel of Kenneth J. Warren in form satisfactory to Buyer.

                  (e) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect as of or subsequent to March 31, 2000.

                  (f) Consents. Buyer and the Company shall have received, each in form and substance satisfactory to Buyer, all authorizations, consents, orders and approvals of all Governmental Authorities and other Persons (including all third party consents and estoppel certificates) which Buyer deems necessary or desirable for the consummation of the transactions contemplated hereby.

                  (g) Director Resignations. Buyer shall have received the resignations, effective as of the Closing, of all the directors of the Company and each of the Subsidiaries, other than, with respect to the Company, Bob Binsky.



                  7.       TERMINATION OF AGREEMENT

                  7.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer and the Company; or

                  (b) by either Buyer or the Company if the Closing shall not have occurred on or prior to August 4, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

                  (c) by Buyer if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may reasonably be expected to result in a Material Adverse Effect on the Company as of or subsequent to March 31, 2000, (ii) any representation or warranty of the Company contained in this Agreement shall not have been true and correct in all material respects when made (except for any such representation or warranty which is qualified as to materiality, which shall not have been true and correct when made), (iii) the Company shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; (iv) any other condition set forth in Section 6.2 shall not have been satisfied by August 4, 2000; or (v) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

                  (d) by Buyer or the Company in the event that prior to the Closing any governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action which has the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

                  7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto. Nothing in this Section 7.2 shall limit the right of any party hereto to seek damages for breach of this Agreement.

                  8. INDEMNIFICATION

                  8.1 INDEMNIFICATION BY THE COMPANY. (a) The Company agrees to defend, indemnify and hold harmless, on an after tax basis, Buyer, any Subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns (the "Indemnified Buyer Group") from and against any and all liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements) (collectively, "Losses") incurred as a result of, arising out of or resulting from (i) the breach of any representation or warranty made by the Company and contained in this Agreement (it being understood and agreed that, notwithstanding anything to the contrary contained herein, if a breach of such representation or warranty has occurred, to determine the Losses arising from such breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating the accuracy in all material respects or accuracy except to the extent the inaccuracy would not have a Material Adverse Effect), or (ii) the breach of any covenant or agreement made by the Company and contained in this Agreement.

                  (b) The Company shall not be required to indemnify the Indemnified Buyer Group with respect to any claim for indemnification pursuant to Section 8.1(a)(i), unless and until the aggregate amount of all such claims against the Company under this Section 8.1 exceeds $200,000; provided that the aggregate liability of the Company to the Indemnified Buyer Group hereunder shall not exceed the Purchase Price.

                  (c) The Company shall not be required to indemnify the Indemnified Buyer Group with respect to any Loss pursuant to this Section 8.1 to the extent that such Loss is compensated by the recovery of insurance proceeds that benefit the Company or the Indemnified Buyer Group.

                  (d) At Buyer's option, any claim for indemnification by Buyer hereunder shall be satisfied by the Company by its issuance of Common Stock to Buyer with a value equal to the Losses incurred by the Indemnified Buyer Group. For purposes of this Section 8.1(c) only, the Common Stock shall be valued at a price of $1.93 per share of Common Stock.

                  8.2 INDEMNIFICATION BY BUYER. (a) Buyer agrees to defend, indemnify and hold harmless, on an after tax basis, the Company, any Subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns (the "Indemnified Company Group") from and against any and all Losses incurred as a result of, arising out of or resulting from (i) the breach of any representation or warranty made by Buyer and contained in this Agreement (it being understood and agreed that, notwithstanding anything to the contrary contained herein, if a breach of such representation or warranty has occurred, to determine the Losses arising from such breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating the accuracy in all material respects or accuracy except to the extent the inaccuracy would not have a Material Adverse Effect), or (ii) the breach of any covenant or agreement made by Buyer and contained in this Agreement.

                  (b) Buyer shall not be required to indemnify the Indemnified Company Group with respect to any claim for indemnification pursuant to Section 8.2(a)(i), unless and until the aggregate amount of all such claims against Buyer under this Section 8.2 exceeds $200,000; provided that the aggregate liability of Buyer to the Indemnified Company Group hereunder shall not exceed the Purchase Price.

                  8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements made by Buyer and the Company shall survive the signing and consummation of this Agreement until the date that is 13 months following the date hereof, except that (i) the representations and warranties contained in Sections 3.20 and 3.27 shall survive until the applicable statute of limitations shall expire, and (ii) the representations and warranties contained in Section 3.2 shall survive indefinitely. All representations, covenants and warranties made by or on behalf of the Company or the Subsidiaries in this Agreement will be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer). All representations, covenants and warranties made by or on behalf of Buyer in this Agreement will be deemed to have been relied upon by the Company (notwithstanding any investigation by the Company).

                  8.4 NOTICE OF CLAIMS. An indemnified party shall give prompt written notice to the indemnifying party of any facts which might give rise to a claim by the indemnified party against the indemnifying party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not effect the obligation of the indemnifying party to provide indemnification in accordance with the terms of Section 8.1 or
8.2 unless, and only to the extent that, the indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any indemnified party with respect to which the indemnifying party may have liability under the indemnification provisions contained herein, the indemnifying party shall, upon written acknowledgment by the indemnifying party that such action, suit or proceeding is an indemnifiable Loss pursuant to
Section 8.1 or 8.2, have the right, at the cost and expense of the indemnifying party, to defend such action in the name and on behalf of the indemnified party (using counsel satisfactory to the indemnified party), and, in connection with any such action, the indemnified party and the indemnifying party agree to render to each other





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

such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses paid by the indemnifying party, if representation of such indemnified party by counsel retained by the indemnifying party would, in the opinion of counsel retained by the indemnifying party, be inappropriate because of actual or potential differing interests between such indemnified party and the indemnifying party. If the indemnifying party shall fail to defend such action, suit or proceeding, then the indemnified party shall have the right to defend such action without prejudice to its rights to indemnification under Section 8.1 or 8.2 and, in connection therewith, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither the indemnified party nor the indemnifying party shall make any settlement of any claim which might give rise to liability of the indemnifying party under the indemnification provisions contained herein without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, delayed or conditioned.

                  9. GENERAL

                  9.1 EXPENSES. Each of the Company and Buyer shall be responsible for its own costs and expenses, including the fees and expenses of counsel and accountants, incurred in connection with the transactions referred to herein, whether or not such transactions are consummated, except that (i) in the event of a violation by the Company of its obligations under Section 5.7 which results in a termination of this Agreement, as the sole remedy to Buyer, the Company shall be obligated to pay all such costs and expenses incurred by Buyer in connection with the transactions contemplated hereby, and (ii) in the event of a violation by Buyer of its obligations under Section 5.12, as the sole remedy to the Company, Buyer shall be obligated to pay all such costs and expenses incurred by the Company in connection with the transactions contemplated hereby.

                  9.2 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof (including that certain Letter of Intent among the parties, dated July 20, 2000), and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

                  9.3 ASSIGNMENT. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other party hereto, except that Buyer may assign any part or all of its interest hereunder to any Affiliate of Buyer, in which case, Buyer and such Affiliate shall be jointly and severally liable for all obligations so assigned. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assignees.

                  9.4 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

                  9.5 NOTICES. All notices, consents, instructions and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by first class mail or a reputable express delivery service, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

                  (1)      to Buyer at:

                           A Novo Americas LLC
                           20 Terrasse Page
                           Ile Bizard, Quebec
                           Canada
                           Attn: Manager
                           Telecopier:  (514) 626-2891

        copy to:           Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036-7798
                           Attn:  Russell S. Berman
                           Telecopier: (212) 479-6275

                  (2)      to the Company at:

                           Cable Link, Inc.
                           280 Cozzins Street
                           Columbus, Ohio
                           Attn: Chief Executive Officer
                           Telecopier: (614) 222-0581

                           copy to:
                           Kenneth J. Warren
                           5920 Cromdale Dr. Ste. 1
                           Dublin, Ohio 43017
                           Telecopier: 614-766-1974



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

                  9.6 SPECIFIC PERFORMANCE. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach of any part of this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

                  9.7 SEVERABILITY. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

                  9.8 ATTORNEY'S FEES. In any action, proceeding or counterclaim arising out of or in any way connected with this Agreement, the prevailing parties shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection therewith.

                  9.9 HEADINGS. The headings of Sections and Subsections are for reference only and shall not limit or control the meaning thereof.

                  9.10 PUBLIC ANNOUNCEMENTS. From the date hereof until the Closing, the Company and Buyer will consult in advance on the timing and content of announcements and disclosures regarding the transactions contemplated by this Agreement to the Company's employees, customers, the financial community, governmental agencies and the public generally. All such public announcements and disclosures shall require the prior written consent of Buyer and the Company prior to release unless required by law in the opinion of outside counsel to the Company.

                  9.11 COUNTERPARTS; WAIVERS AND AMENDMENTS; ETC. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party or parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, precludes any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons (including, without limitation, any employees of the Company) other than the Company and Buyer and their respective successors and permitted assigns.

                  9.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

                  9.13 ARBITRATION. (a) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 9.13, shall be determined exclusively by binding arbitration in the City of Wilmington, Delaware. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (i) is on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels and (ii) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Delaware and/or in the Borough of Manhattan in The City of New York concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA.

                  (b) No provision of, nor the exercise of any rights under, this Section 9.13 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Delaware (which shall have exclusive jurisdiction for purposes of this Section 9.13) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this
Section 9.13 in the same manner as provided for the giving of notice under this Agreement.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of Delaware for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) The arbitrator shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Agreement.

                  9.14 INTERPRETATION. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.


                                   A NOVO AMERICAS LLC


                                   By: /s/ Louis Brunel
                                      ----------------------------------
                                       Louis Brunel, Manager

                                   CABLE LINK, INC.


                                   By: /s/  Bob Binsky
                                      ----------------------------------
                                       Bob Binsky, Chairman of the Board